EXHIBIT 10(d)

                     CONSENT AND REAFFIRMATION OF GUARANTOR
                     --------------------------------------


     THIS CONSENT AND REAFFIRMATION OF GUARANTOR (the "Consent"), is made as of this 30th day of June, 2002, by RONSON AVIATION, INC., a New Jersey corporation with its principal place of business at Trenton-Mercer Airport, Ewing Township, New Jersey (the "Guarantor"), to SUMMIT BUSINESS CAPITAL CORP., successor-in-interest to Summit Bank (the "Lender").

     WHEREAS, the Lender and Ronson Consumer Products Corporation, a New Jersey corporation (the "Borrower"), are parties to a certain Loan and Security Agreement dated January 6, 1995, as amended by certain letter amendments dated August 22, 1995, December 1, 1995, March 20, 1996, May 20, 1996, August 22,
1996, September 10, 1996 and December 12, 1996, July 8, 1997, as of December 31, 1998, November 12, 1999, February 28, 2000, March 1, 2000, March 13, 2002, a
certain Amendment to Loan and Security Agreement dated March 6, 1997, a certain Second Amendment to Loan and Security Agreement dated March 27, 1998 and a certain Third Amendment to Loan and Security Agreement dated May 13, 1999 (collectively and individually referred to as the "Loan Agreement"), relating to financing by the Lender to the Borrower as evidenced by a certain Amended and Restated Master Note dated March 6, 1997 in the maximum principal amount of Two Million Five Hundred Thousand ($2,500,000.00) Dollars (the "Master Note"), as amended, and a certain Mortgage and Security Agreement dated December 1, 1995 (the "Mortgage and Security Agreement") relating to financing by the Lender to the Borrower as evidenced by a certain Mortgage Note dated December 1, 1995 in the original principal sum of One Million Three Hundred Thousand ($1,300,000.00) Dollars (the "Mortgage Note") (the Loan Agreement, the Master Note, the Mortgage and Security Agreement, the Mortgage Note, and all other documents, instruments, writings and agreements delivered pursuant thereto are collectively and individually referred to as the "Loan Documents"); and

     WHEREAS, in order to induce the Lender to enter into the Loan Documents, the Guarantor executed and delivered to the Lender a certain Corporate Guaranty and Security Agreement dated July 8, 1997 (the "Guaranty"); and

     WHEREAS, the Borrower has requested that the Lender amend certain terms and conditions of the Loan Agreement, pursuant to a certain Fourth Amendment to Loan and Security Agreement of even date herewith (the "Fourth Amendment") (the Fourth Amendment, and any and all documents, instruments, writings and agreements related thereto are collectively and individually referred to as the "Amendment Documents"); and

     WHEREAS, to induce the Lender to enter into the Amendment Documents, the Borrower has offered that the Guarantor will (a) acknowledge its consent to the execution and delivery of the Amendment Documents by the Borrower and (b) reaffirm the terms and conditions of the Guaranty.

     NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the Guarantor agrees as follows:

     1. The Guarantor hereby acknowledges the entry by the Borrower into the Amendment Documents and hereby ratifies and affirms the actions taken therein.

     2. The Guarantor affirms that as of the date hereof there exists no defense, set-off, or claim of any nature whatsoever to his Guaranty and that the obligations and liability of the Guarantor under the Guaranty, and the covenants, representations and warranties of the Guarantor thereunder, remain absolute, unconditional and in full force and effect.

      Executed on the day and year first written above.


ATTEST:                                     RONSON AVIATION, INC.


By: /s/ Alberta D. Gladis        By: /s/ Louis V. Aronson II
    ---------------------            -----------------------
        Alberta D. Gladis                Louis V. Aronson, II
        Assistant Secretary              President and Chief Executive Officer